UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 10, 2015

Wireless Telecom Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Wireless Telecom Group, Inc. (the “Company”) held on June 10, 2015, two proposals were submitted to the shareholders of the Company. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2015. The final results for the votes regarding each proposal are set forth below.

1.	Election of the five nominees listed below to serve on the Board of Directors of the Company for a term of one year and until their respective successors are elected and qualified:

Nominee	For	Withhold Authority	Broker Non-Votes
Alan L. Bazaar	8,770,382	1,371,133	6,365,028
Don C. Bell III	8,989,197	1,152,318	6,365,028
Joseph Garrity	8,138,564	2,002,951	6,365,028
Paul Genova	8,854,982	1,286,533	6,365,028
Timothy Whelan	8,913,882	1,227,633	6,365,028

2.	Ratification of the selection of PKF O’Connor Davies, A Division of O’Connor Davies, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015:
For	Against	Abstain	Broker Non-Votes
15,359,558	1,105,002	41,983	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: June 12, 2014	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer